Exhibit 10.5

SHIPBUILDING CONTRACT

OF

ONE (1) 61,000-DWT TYPE

MOTOR BULK CARRIER

UNDER DACKS HULL NO.

BETWEEN

[SUBSIDIARY]

AS BUYER

AND

DALIAN COSCO KHI SHIP ENGINEERING CO., LTD.

AS BUILDER

ARTICLE I - DESCRIPTION AND CLASS		2

1.	Description	2

2.	Class and Rules	3

3.	Principal Particulars of the VESSEL	4

4.	Subcontracting	5

5.	Registration	5

ARTICLE II - CONTRACT PRICE AND TERMS OF PAYMENT		6

1.	Contract Price	6

2.	Adjustment of Contract Price	6

3.	Currency	6

4.	Terms of Payment	6

5.	Method of Payment	8

6.	Prepayment	10

7.	Special Conditions	10

ARTICLE III - ADJUSTMENT OF CONTRACT PRICE		11

1.	Delivery	11

2.	Speed	12

3.	Fuel Consumption	13

4.	Deadweight	14

5.	Effect of Rescission	15

6.	Method of Settlement	15

ARTICLE IV - APPROVAL OF PLANS AND DRAWINGS AND INSPECTION DURING CONSTRUCTION		16

1.	Approval of Plans and Drawings	16

2.	Appointment of the BUYER’s Representative	17

3.	Inspection by Representative	17

4.	Facilities	19

5.	Liability of the BUILDER	19

6.	Responsibility of the BUYER	20

7.	Salaries and Expenses	20

ARTICLE V - MODIFICATION		21

1.	Modification of Specifications	21

2.	Change in Class, etc.	21

3.	Substitution of Materials	22

ARTICLE VI - TRIALS		24

1.	Notice	24

2.	Weather Condition	24

3.	How Conducted	25

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4.	Trial Condition	25

5.	Method of Acceptance or Rejection	25

6.	Effect of Acceptance	27

7.	Effect of Rejection	27

8.	Disposition of Surplus Consumable Stores	28

ARTICLE VII - DELIVERY		29

1.	Time and Place	29

2.	Notice	29

3.	When and How Effected	29

4.	Documents to be Delivered to the BUYER	30

5.	Tender of the VESSEL	31

6.	Title and Risk	31

7.	Removal of the VESSEL	31

ARTICLE VIII - DELAYS AND EXTENSION OF TIME FOR DELIVERY
(FORCE MAJEURE)		32

1.	Causes of Delay	32

2.	Notice of Delays	33

3.	Definition of Permissible Delays	33

4.	Right to Rescind for Excessive Delay	33

ARTICLE IX - WARRANTY OF QUALITY		35

1.	Guarantee of Material, Workmanship	35

2.	Notice of Defects	35

3.	Remedy of Defects	35

4.	Extent of BUILDER’s Liability	37

ARTICLE X - RESCISSION OF THE CONTRACT		39

1.	Notice	39

2.	Refund by the BUILDER	39

3.	Discharge of Obligations	40

4.	Refundment Guarantee	40

ARTICLE XI - BUYER AND BUILDER’S DEFAULT		41

1.	Definition of the BUYER’s Default	41

2.	Interest and Charge	41

3.	Effect of Default	42

4.	Sale of the VESSEL	43

5.	Definition of the BUILDER’s Default	44

ARTICLE XII - INSURANCE		46

1.	Extent of Insurance Coverage	46

2.	Application of Recovered Amount	47

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3.	Termination of the BUILDER’s obligation to insure	48

ARTICLE XIII - DISPUTES AND ARBITRATION		49

1.	Proceedings	49

2.	Notice of Award	50

3.	Expenses	50

4.	Entry in Court	50

5.	Alteration of Delivery of the VESSEL	50

ARTICLE XIV - RIGHTS OF ASSIGNMENT		51

ARTICLE XV - TAXES AND DUTIES		52

ARTICLE XVI - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.		53

1.	Patents, Trademarks and Copyrights	53

2.	General Plans, Specifications and Working Drawings	53

ARTICLE XVII - BUYER’s SUPPLIES		54

1.	Responsibility of the BUYER	54

2.	Responsibility of the BUILDER	55

ARTICLE XVIII - NOTICE AND CORRESPONDENCE		56

1.	Address	56

2.	Language	56

ARTICLE XIX - EFFECTIVE DATE OF CONTRACT		57

ARTICLE XX - INTERPRETATION		58

1.	Laws Applicable	58

2.	Discrepancies	58

3.	Entire Agreement	58

4.	Other	58

ARTICLE XXI - CONFIDENTIALITY		59

EXHIBIT A		60

REFUNDMENT GUARANTEE		60

EXHIBIT B		64

PERFORMANCE GUARANTEE		64

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SHIPBUILDING CONTRACT

FOR

ONE (1) 61,000-DWT TYPE

MOTOR BULK CARRIER

THIS CONTRACT, made on this [DATE] by and between DALIAN COSCO KHI SHIP ENGINEERING CO., LTD., a corporation organized and existing under the laws of the People’s Republic of China, having its principal office at No.1 Shunda Road, Lushun Economic Development Zone, Dalian, Liaoning Province, the People’s Republic of China (hereinafter called the “BUILDER”), the party of the first part, and                     , a corporation organized and existing under the laws of the Republic of the Marshall Islands, having its principal office at The Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (hereinafter called the “BUYER”), the party of the second part.

W I T N E S S E T H:

In consideration of the mutual covenants contained herein, the BUILDER agrees to, build, launch, equip and complete one (I) 61,000-DWT type motor bulk carrier (hereinafter called the “VESSEL”) more fully described in ARTICLE I hereof at the BUILDER’s shipyard in No. 20 Haiyun Road, Lushun Economic Development Zone, Dalian, Liaoning, China (hereinafter called the “SHIPYARD”) and to sell and deliver the VESSEL to the BUYER, and the BUYER agrees to purchase and take delivery of the VESSEL from the BUILDER and to pay for the same, all upon the terms and conditions hereinafter set forth.

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ARTICLE I - DESCRIPTION AND CLASS

1.	Description

The VESSEL shall be a 61,000-DWT type motor bulk carrier of the class described below. The VESSEL shall have the BUILDER’s Hull No.             and shall be constructed, equipped and completed in accordance with the following Specifications and Plans of the date hereof signed by the parties hereto (hereinafter collectively called the “Specifications”), making an integral part hereof.

The Specifications:

Part I & II (General and Hull Part)	Dwg.No.
Part III (Machinery Part)	Dwg.No.
Part IV (Electric and Automation Part)	Dwg.No.

The Plans:

Preliminary General Arrangement (1/2)	Dwg.No.
Preliminary General Arrangement (2/2) (Accommodation)	Dwg.No.

Makers List:	Dwg. No.

Discussion Memorandum:	Dwg. No.

Addendum To Discussion Memorandum:     Dwg. No.

Extra and Credit Agreement:

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2.	Class and Rules

The VESSEL, including its machinery, equipment and outfittings, shall be constructed in accordance with the rules and regulations as described in the Specifications and under special survey of                      (hereinafter called the “Classification Society”) under the following Class Notations.

Which is equivalent to

The BUILDER shall arrange with the Classification Society for the assignment by the Classification Society of a representative or representatives (hereinafter called the “Classification Surveyor”) to the VESSEL during the construction.

All fees and charges incidental to classification and to compliance with the above specified rules, regulations and requirements of this Contract payable on account of the construction of the VESSEL shall be for the account of the BUILDER.

Decision of the Classification Society as to the compliance or noncompliance with the classification rules and regulations including those statutory rules and regulations which the Classification Society is authorized to act on behalf of the relevant authorities shall be final and binding upon the parties hereto.

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3.	Principal Particulars of the VESSEL

(a) Hull:

Length overall	abt. 199.90 m
Length between perpendiculars	197.00 m
Breadth moulded	32.24 m
Depth moulded	18.60 m
Designed draught moulded	11.30 m
Summer draught moulded	13.00 m

(b)	Propelling machinery and Guaranteed speed:

The propelling machinery shall consist of one (1) MAN B&W                     , two-stroke cycle, crosshead, reversible, marine diesel engine with exhaust gas turbocharger having a maximum continuous output of              Kilowatts (bhp) with              rpm, in accordance with the Specifications, giving the VESSEL a trial speed of 15.8 knots on a trial ballast condition (Displacement of abt.26,500t) at the maximum continuous output with clean bottom, on calm and deep open sea, under no wind, no wave and no current condition.

(c)	Deadweight (guaranteed):

The VESSEL, when completed and ready for sea, shall be capable of carrying the deadweight tonnage of not less than 61,143 metric tons on the summer draught moulded of 13.00 m, in accordance with the definition described in Specifications General Part para. 6 “Deadweight calculation”.

(d)	Fuel oil consumption (guaranteed):

The fuel oil consumption of the VESSEL’S main engine as determined on the shop trial as more fully specified in the Specifications, at the normal output

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shall be         grams/kW/hour using fuel oil having low calorific value of 42,700 kJ/kg.

If the fuel used on such trials has a greater or lesser calorific value than 42,700 kJ/kg (low calorific value), the actual fuel oil consumption of main engine shall be adjusted in inverse proportion to that which would have been achieved with fuel oil of the said calorific value.

4.	Subcontracting

The BUILDER may, at its sole discretion and responsibility towards the Buyer, subcontract portions of the construction work of the VESSEL to any qualified and experienced subcontractor in the vicinity of the Shipyard under the BUILDER’s liability for the performance of the Shipbuilding Contract, provided always that the BUILDER shall have first given notice in writing to the Buyer for any major sub-contract award (for the purpose of this Contract an award involving consideration in excess of US$             or its equivalent in any other currency shall be deemed a major sub-contract, but shall exclude all supply contract with suppliers in relation to appurtenances and materials) and received the Buyer’s written approval thereof which shall not be unreasonably withheld.

The delivery and final assembly into the VESSEL of any subcontracted work shall be at the BUILDER’s Shipyard.

Without prejudice to the generality of foregoing, the BUILDER shall remain fully liable for the due and complete performance of any work (or part of it) undertaken by any subcontractor as if undertaken by BUILDER.

5.	Registration

The VESSEL shall be registered by the BUYER at its own cost and expense under the laws of the Republic of Marshall Islands with its home port of Majuro at the time of delivery and acceptance of the VESSEL hereunder.

(End of Article)

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ARTICLE II - CONTRACT PRICE AND TERMS OF PAYMENT

1.	Contract Price

The purchase price of the VESSEL is United States Dollars                     net receivable by the BUILDER (hereinafter called the “Contract Price”), which is inclusive of 1% brokerage commission and exclusive of the BUYER’s Supplies as provided in Article XVII hereof and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2.	Adjustment of Contract Price

Adjustment of the Contract Price, if any, in accordance with provisions of this Contract shall be made by way of addition to or subtraction from the Contract Price upon payment of the fifth instalment in the manner as hereinafter provided.

3.	Currency

Any and all payments by the BUYER to the BUILDER under this Contract shall be made in United States Dollars. All lifting charge, if any, incurred in respect of the payments made at other banks than the BUILDER’s nominated bank in the People’s Republic of China specified in Paragraph 5 of this ARTICLE shall be for the BUYER’s account.

4.	Terms of Payment

The Contract Price including any adjustment thereof shall be paid by the BUYER to the BUILDER in instalments as follows:

(a)	1st Instalment:

The sum of United States Dollars                     shall be paid within five (5) banking days from the date

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of receipt by BUYER’s bank of a SWIFT notice from BUILDER’s bank confirming that the Refundment Guarantee in the form exhibit “A” attached for the VESSEL has been issued. The confirmation shall be accompanied by a copy of the Refundment Guarantee.

(b)	2nd Instalment:

The sum of United States Dollars                     shall be paid within five (5) banking days from the date of receipt by the BUYER of a notice from the BUILDER together with a statement issued by the Classification Society confirming that the steel cutting of the VESSEL has been made, it being understood that in no eventuality shall this instalment become due before July 1st, 2014.

(c)	3rd Instalment:

The sum of United States Dollars                     shall be paid within five (5) banking days from the date of receipt by the BUYER of a notice from the BUILDER together with a statement issued by the Classification Society confirming that the keel laying of the VESSEL has been made.

(d)	4th Instalment:

The sum of United States Dollars                     shall be paid within five (5) banking days from the date of receipt by the BUYER of a notice from the BUILDER together with a statement issued by the Classification Society confirming that the launching of the VESSEL has been made.

(e)	5th Instalment:

The sum of United States Dollars                     plus any increase or minus any decrease due to adjustment of the Contract Price hereunder shall be paid upon delivery of the VESSEL.

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5.	Method of Payment

Each of the instalments due and payable of the VESSEL shall be remitted, as the net receivable sum to the BUILDER, by the due date by telegraphic transfer to the bank nominated by the BUILDER with U.S. Dollar Saving Account (hereinafter called the “BANK”) for the account of the BUILDER with remarks of “Hull             ”.

(a)	1st Instalment:

Within five (5) banking days after BUYER’s receipt of the notice of Refundment Guarantee, the BUYER shall remit the amount of this instalment by telegraphic transfer to BANK for the account of the BUILDER with remarks of “Hull             ”.

(b)	2nd Instalment:

The BUILDER shall give a notice to the BUYER about expected date of steel cutting of the VESSEL at least seven (7) banking days prior to the scheduled steel cutting date.

Upon receipt of telefax or e-mail notice for the BUILDER together with the statement from the Classification Society confirming that “Steel Cutting” for the VESSEL has been made, the BUYER shall remit within Five (5) banking days the amount of this instalment by telegraphic transfer to the BANK for the account of the BUILDER with remarks of “Hull             ”.

(c)	3rd Instalment:

The BUILDER shall give a notice to the BUYER about expected date of keel laying of the VESSEL at least seven (7) banking days prior to the scheduled keel laying date.

Upon receipt of telefax or e-mail notice for the BUILDER together with the statement from the Classification Society confirming that “Keel Laying” for the VESSEL has been made, the BUYER shall remit within Five (5) banking days the amount of this instalment by telegraphic transfer to the BANK for the

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account of the BUILDER with remarks of “Hull             ”.

(d)	4th Instalment:

The BUILDER shall give a notice to the BUYER about expected date of launching of the VESSEL at least seven (7) banking days prior to the scheduled launching date.

Upon receipt of telefax or e-mail notice for the BUILDER together with the statement from the Classification Society confirming that “Launching” for the VESSEL has been made, the BUYER shall remit within Five (5) banking days the amount of this instalment by telegraphic transfer to the BANK for the account of the BUILDER with remarks of “Hull             ”.

(e)	5th Instalment:

The BUILDER shall give a detail notice to the BUYER regarding expected date of delivery of the VESSEL and any price adjustment, credit or extra, of the Contract Price ten (10) banking days prior to the scheduled delivery date.

The BUYER shall, at least two (2) banking days prior to the scheduled delivery date of the VESSEL notified by the BUILDER, make irrevocable deposit of funds for a period of Ten (10) days and covering the amount of this instalment as adjusted (the deposit interest to be for the account of the BUYER) at the account of the BANK, in favour of the BUILDER, with the instructions that the said instalment is releasable and payable to the BUILDER against a copy of Protocol of Delivery and Acceptance of the VESSEL signed by the BUILDER and the BUYER as set forth in Paragraph 3 of Article VII hereof.

If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid Ten (10) days deposit period, the BUYER shall have the right to withdraw the said deposit plus accrued interest upon the expiry date. However when the newly scheduled delivery date is notified to the BUYER by the BUILDER, the BUYER shall make the cash deposit in accordance with the same terms and conditions as set out above.

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6.	Prepayment

Prepayment of any instalment due on or before delivery of the VESSEL shall be subject to mutual agreement between the parties hereto.

7.	Special Conditions

(a)	For the purpose of this Contract, “banking days” means days excluding Saturday, Sunday and public holiday in New York, Beijing, Netherlands and Monaco.

(b)	The BUYER shall give the BUILDER prior notice of each remittance and shall ensure that the BUILDERS account is credited without any delays on each due date.

(End of Article)

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ARTICLE III - ADJUSTMENT OF CONTRACT PRICE

The Contract Price shall be subject to adjustment, as hereinafter set forth, in the event of the following contingencies (it being understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty):

1.	Delivery

(a)

No adjustment shall be made and the Contract Price shall remain unchanged for the first thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof (ending as of twelve o’clock midnight China Standard Time of the thirtieth (30th) day of delay).

(b)

If the delivery of the VESSEL is delayed more than thirty (30) days after the Delivery Date, then, in such event, beginning at twelve o’clock midnight of the thirtieth (30th) day after the Delivery Date, the Contract Price shall be reduced by deducting therefrom the sum of United States Dollars                      for each day thereafter.

However, the total reduction in the Contract Price shall not be more than United States Dollars                      as would be the case for a delay of one hundred twenty (120) days, counting from twelve o’clock midnight of the thirtieth (30th) day after the Delivery Date at the above specified rate of reduction.

(c)

But if the delay in delivery of the VESSEL should continue for a period of one hundred twenty (120) days from the thirty-first (31st) day after the Delivery Date, then, in such event, and after such period has expired, the BUYER may at its option rescind this Contract in accordance with the provisions of Article X hereof or may consent to delivery of the VESSEL at the total reduction provided for in above Subparagraph (b) at an agreed future date for delivery, by serving upon the BUILDER a written notice.

The BUILDER may, at any time after the expiration of the aforementioned one

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hundred and twenty (120) days of delay in delivery, if the BUYER has not served notice of rescission as provided in Article X hereof, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within fifteen (15) days after such demand is received by the BUYER, notify the BUILDER of its intention either to rescind this Contract or to consent to the acceptance of the VESSEL at agreed reduction price and at agreed future date; it being understood by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of rescission upon the same terms and conditions as hereinabove provided.

If the BUYER fails to notify the BUILDER of its intention to rescind this Contract as above specified within the aforementioned fifteen (15) days, the BUYER shall deemed to have consented to delivery of the VESSEL at the later date proposed by the BUILDER.

(d)

For the purpose of this Article, the delivery of the VESSEL shall be deemed to be delayed when and if the VESSEL, after taking into full account all postponements of the Delivery Date by reason of permissible delays as defined in Article VIII and/or any other reasons under this Contract, is not delivered by the date upon which delivery is required under the terms of this Contract.

2.	Speed

(a)

The Contract Price shall not be affected or changed by reason of the speed, as determined by trial run in accordance with the Specifications, being less than three-tenths (3/10) of one (1) knot below the Guaranteed Speed of the VESSEL specified and required under Paragraph 3(b) of Article I of this Contract (hereinafter called the “Guaranteed Speed”).

(b)

In the event, however, that the deficiency in the actual speed exceeds three-tenths (3/10) of one (1) knot below the Guaranteed Speed of the VESSEL, the Contract Price shall be reduced by United States Dollars only for deficiency of each further complete one-tenth (1/10)

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of a knot in excess up to a maximum of deficiency of nine-tenths (9/10) of one (1) knot below the Guaranteed Speed (but fractions less each complete 1/10 of a knot to be disregarded).

(c)

If the deficiency in actual speed of the VESSEL upon trial run is more than nine-tenths (9/10) of one (1) knot below the Guaranteed Speed of the VESSEL, then the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction in the Contract Price as above provided for nine-tenths (9/10) of one (1) knot only, that is, at a total reduction of United States Dollars                      only (U.S.$             ).

3.	Fuel Consumption

(a)

The Contract Price shall not be affected or changed by reason of the fuel consumption of the VESSEL’s main engine, as determined by shop trial as per the Specifications, being more than the Guaranteed Fuel Consumption of the VESSEL’s main engine specified and required under Paragraph 3(d) of Article I of this Contract (hereinafter called the “Guaranteed Fuel Consumption”), if such excess is not more than five percent (5%) over the Guaranteed Fuel Consumption.

(b)

However, if such fuel consumption of the VESSEL’s main engine as determined by the shop trial as specified in the Specifications exceeds five percent (5%) over the Guaranteed Fuel Consumption of the main engine, the Contract Price shall be reduced by the sum of United States Dollars                      only (U.S.$            ) only for each full one percent (1%) increase in fuel consumption above said five percent (5%) (fractions of one percent (1%) to be disregarded), up to a maximum of ten percent (10%) over the Guaranteed Fuel Consumption of the main engine.

(c)	If such actual fuel consumption of the VESSEL’s main engine as determined by the shop trial as specified in the Specifications exceeds ten percent (10%) of

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the Guaranteed Fuel Consumption, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction in the Contract Price as above specified for ten percent (10%) only, that is, at a total reduction of United States Dollars                     only.

4.	Deadweight

(a)

The Contract Price shall not be affected or changed by reason of the deadweight tonnage determined as provided for in the Specifications being below the deadweight tonnage specified and required under Paragraph 3(c) of Article I of this Contract (hereinafter called the “Guaranteed Deadweight”), if such deficiency in the actual deadweight tonnage is not more than Five Hundred (500) metric tons.

(b)

In the event that the actual deadweight of the VESSEL as determined in accordance with the Specifications is less than the Guaranteed Deadweight of the VESSEL, the Contract Price shall be reduced by the sum of United States Dollars                     only for each full metric ton (but disregarding fractions of one (1) metric tons) more than Five Hundred (500) metric tons deficiency, up to a maximum of One Thousand and Two Hundred (1200) metric tons below the Guaranteed Deadweight.

(c)

In the event of such deficiency in the actual deadweight of the VESSEL exceeds One Thousand and Two Hundred (1200) metric tons, then the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction in the Contract Price as above provided for metric tons only, that is, at a total reduction of United States Dollars                     only                     .

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5.	Effect of Rescission

It is expressly understood and agreed by the parties hereto that in any case, if the BUYER rescinds this Contract under this Article, the BUYER shall not be entitled to any liquidated damages.

6.	Method of Settlement

Every and all adjustment of price provided in this Article shall be balanced at the payment due upon delivery of the VESSEL.

(End of Article)

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ARTICLE IV - APPROVAL OF PLANS AND DRAWINGS AND INSPECTION

DURING CONSTRUCTION

1.	Approval of Plans and Drawings

(a)	The BUILDER shall submit to the BUYER two (2) copies each of the plans and drawings to be submitted thereto for its approval at its address as set forth in Article XVIII hereof.

The BUYER shall, within three (3) weeks after the date of receipt before keel-laying of the VESSEL and within two (2) weeks after the date of receipt after keel-laying of the VESSEL inform the BUILDER of the BUYER’s approval or approval with comments, if any.

A list of the plans and drawings to be submitted to the BUYER shall be subject to BUILDER’s standard.

(b)

When and if the Representative (as defined hereinafter) shall have been sent by the BUYER to the SHIPYARD in accordance with Paragraph 2 of this Article, the BUILDER may, at the BUYER’s consent, submit the remainder, if any, of the plans and drawings in the list, to the Representative for his approval, unless otherwise agreed upon between the parties hereto. The Representative shall, within two (2) weeks after receipt thereof, inform the BUILDER of his approval or approval with comments, if any.

Approval by the Representative of the plans and drawings duly submitted to him shall be deemed to be the approval by the BUYER for all purpose of this Contract.

(c)

In the event that the BUYER or the Representative shall fail to inform the BUILDER of the BUYER’s approval or approval with comments if any within the time limit as hereinabove specified, such plans and drawings shall be deemed to have been automatically approved without any comment.

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The plans and drawings so approved by the BUYER or the Representative shall be final and any alteration thereof shall be regarded as modifications specified in Article V hereof.

2.	Appointment of the BUYER’s Representative

The BUYER may send to and maintain at the SHIPYARD, at the BUYER’s own cost and expense, no more than              representatives who shall be duly authorized in writing by the BUYER (hereinafter called the “Representative”) to act on behalf of the BUYER in connection with modifications of the Specifications, approval of the plans and drawings, attendance to the tests and inspections relating to the VESSEL, its machinery, equipment and outfitting, and any other matters for which he is specifically authorized by the BUYER.

3.	Inspection by Representative

The necessary inspection of the VESSEL, its machinery, equipment and outfitting as more particularly detailed in the Specifications shall be carried out by the Classification Society, other regulatory bodies and/or an inspection team of the BUILDER throughout the entire period of construction, in order to ensure that the construction of the VESSEL is duly performed in accordance with this Contract and the Specifications.

The Representative shall during the construction until delivery and acceptance of the VESSEL, have the right to attend such tests and inspections of the VESSEL, its machinery and equipment as are mutually agreed between the BUYER and the BUILDER, however the BUILDER consent to such attendance not to be unreasonably withheld.

The BUILDER shall give a notice to the Representative reasonably in advance for tests, trials and inspections within the SHIPYARD stating particulars of any tests, trials and inspections which may be attended by the Representative provided that in

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exceptional circumstances the manner in which such notice is given may be modified by mutual agreement. Also the BUILDER shall give a notice to the Representative of the date and place of such tests, trials and inspections including three (3) days prior notice of auxiliary engines test and seven (7) days prior notice of main engine tests.

For tests, trials and inspections outside the SHIPYARD sufficient advance notice to allow for the Representative to arrange transportation shall be given. This advance notice should not be less than ten (10) days for tests and inspections that require air travel for attendance.

Failure of the Representative to be present at such tests, trials and inspections after due notice to him as above provided shall be deemed to be a waiver of his right to be present. In such case, the Representative shall be obligated to accept the results of such test, on the basis of the BUILDER’s report(s) that the said results have conformed to the requirements of this Contract and the Specifications, and the BUILDER shall be entitled to proceed with the construction schedule without further awaiting the particular inspection in question.

In the event that the Representative discovers any construction or material or workmanship which is not deemed to conform to the requirements of this Contract and/or the Specifications, the Representative shall promptly give the BUILDER a notice in writing as to such non-conformity.

Upon receipt of such notice from the Representative, and provided there is no disagreement or argument between the BUILDER and the Representative, the BUILDER shall correct such non-conformity. In all working hours during the construction of the VESSEL until delivery thereof, the Representative shall be given free and ready access to the VESSEL, its engines and accessories, and to any other place where work is being done, or materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores and offices of the BUILDER, and the premises of subcontractors of the BUILDER, who are doing work or storing materials in connection with the

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VESSEL’s construction.

If the Representative fail to notify the BUILDER promptly within one (1) business days of any such demand for correction with respect to the construction, arrangement or outfit of the VESSEL, its engines or accessories, or any other items or matters in connection therewith, which the Representative have examined or inspected or attended at the test of under this Contract and the Specifications, the Representative shall be deemed to have approved the same test and/or inspection and the BUILDER shall be entitled to proceed with the construction of the VESSEL without further awaiting the notice after the said test and/or inspection, only with the attendance and/or approval of the Classification Surveyor as far as required by Classification Society and the BUYER shall be obliged to accept the results of such test and inspections.

In the event any disputes arise between the Representative and the BUILDER, the BUYER and the BUILDER shall try to settle the dispute by negotiations. Should the dispute not be settled by negotiation either the BUYER or the BUILDER may, with the agreement of the other party refer the matter for resolution by the Senior Principal Surveyor of the Classification Society as provided in Article I, or failing such agreement refer such dispute to arbitration as per Article XIII.

4.	Facilities

The BUILDER shall furnish the Representative with adequate office space equipped with desks, chairs, tables, cabinets, book shelves, internal and external telephone extensions, International line for telefax machine, or in the immediate vicinity of the Shipyard and shall make available the use of such other reasonable facilities according to the BUILDER’s practice as may be necessary to enable them to effectively carry out their duties. The usage cost of external telephone extensions, international line shall be on the BUYER’s account.

5.	Liability of the BUILDER

The Representative shall at all times be deemed to be employees of the BUYER and

19

not of the BUILDER. The BUILDER shall be under no liability whatsoever to the BUYER, or the Representative(s) for personal injuries, including death, suffered during the time when he or they are on the VESSEL, or within the premises of either the BUILDER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries including death were caused by a gross negligence of the BUILDER, or of any of its employees or agents or subcontractors.

The BUILDER shall be under no liability whatsoever to the BUYER, the Representative for damage to, or loss or destruction of property in the People’s Republic of China of the BUYER or of the Representative, unless such damage, loss or destruction were caused by a gross negligence of the BUILDER, or of any of its employees or agents or subcontractors.

6.	Responsibility of the BUYER

The BUYER shall undertake and assure that the Representative shall carry out his duties hereunder in accordance with the normal shipbuilding practice of the BUILDER and in such a way as to avoid any unnecessary increase in building cost, delay in the construction of the VESSEL, and/or any disturbance in the construction schedule of the BUILDER.

The BUILDER has the right to request the BUYER to replace the Representative who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction. The BUYER shall investigate the situation, by sending its representative(s) to the SHIPYARD if necessary, and if the BUYER considers that such request of the BUILDER is justified, the BUYER shall effect such replacement as soon as conveniently arrangeable.

7.	Salaries and Expenses

All salaries and expenses of the Representative shall be for the BUYER’s account except those mentioned under the Paragraph 4 in this Article.

(End of Article)

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ARTICLE V - MODIFICATION

1.	Modification of Specifications

It is not the intention of the parties hereto to make alteration or modifications to the Specifications and basically no modifications shall be applied as the VESSEL is to be built pursuant to the specification mutually agreed by the BUYER and the BUILDER, but the Specifications may be modified and/or changed by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not in the BUILDER’S reasonable judgement adversely affect the BUILDER’S planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree, before such modifications and/or changes are carried out, to alterations in the Contract Price, the Delivery Date, the guaranteed figures and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such modifications and/or changes.

Such agreement may be effected by exchange of letters signed by the authorized representatives of the parties hereto or by facsimile confirmed by such letters manifesting agreements of the parties hereto which shall constitute amendments to this Contract and/or the Specifications.

The BUILDER may make changes to the Specifications, if found necessary for introduction of improved production methods or otherwise, provided that the BUILDER shall first obtain the BUYER’S approval which shall not be unreasonably withheld.

2.	Change in Class, etc.

In the event that, after the date of this Contract, any requirements as to class, or as to rules and regulations to which the construction of the VESSEL is required to conform are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the following provisions

21

shall apply:

(a)

If such alteration or changes are compulsory for the VESSEL, either of the parties hereto, upon receipt of such information from the Classification Society or such other regulatory bodies, shall promptly transmit the same to the other in writing, and the BUILDER shall thereupon incorporate such alterations or changes into the construction of the VESSEL, provided that the BUYER shall first agree to reasonable adjustments required by the BUILDER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

(b)

If such alterations or changes are not compulsory for the VESSEL, but the BUYER desires to incorporate such alterations or changes into the construction of the VESSEL, then, the BUYER shall notify the BUILDER of such intention. The BUILDER may accept such alterations or changes, provided that such alterations or changes will not, in the reasonable judgement of the BUILDER, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree to reasonable adjustments required by the BUILDER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

Agreements as to such alterations or changes under this Paragraph shall be made in the same manner as provided in Paragraph 1 of this Article for modifications or changes to the Specifications.

3.	Substitution of Materials

In the event that any of the materials required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time or are in short supply to maintain the Delivery Date of the VESSEL, the BUILDER may, provided that the BUYER shall so agree in writing, which shall not be unreasonably withheld, supply other materials with equivalent quality and capable of meeting the requirements of the Classification Society and of the rules,

22

regulations and requirements with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph 1 of this Article, and shall likewise, include alterations in the Contract Price and other terms and conditions of this Contract occasioned by or resulting from such substitution.

(End of Article)

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ARTICLE VI - TRIALS

1.	Notice

The BUYER shall receive from the BUILDER at least fourteen (14) days prior notice in writing or by facsimile of the time and place of the trial run of the VESSEL, and the BUYER shall promptly acknowledge receipt of such notice. Such date shall be confirmed by BUILDER at least five (5) days in advance. The BUYER shall have its Representative on board the VESSEL to witness such trial run. Failure in attendance of the Representative of the BUYER at the trial run of the VESSEL for any reason whatsoever after due notice to the BUYER as above provided, shall be deemed to be a waiver by the BUYER of its right to have its representative on board the VESSEL at the trial run, and the BUILDER and the class surveyor may conduct the trial run without the representative of the BUYER being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate of the BUILDER with an approval from the Classification Society certifying that the VESSEL, upon trial run, is found to conform to this Contract and the Specifications.

2.	Weather Condition

The trial run shall be carried out under the weather condition which is deemed favourable enough by the reasonable judgement of the BUILDER.

In the event of unfavourable weather on the date specified for the trial run, the same shall take place on the first available day thereafter that the weather condition permits. It is agreed that, if during the trial run of the VESSEL, the weather should suddenly become so unfavourable that orderly conduct of the trial run can no longer be continued, the trial run shall be discontinued and postponed until the first favourable day next following, unless the BUYER shall assent in writing to acceptance of the VESSEL on the basis of the trial run already made before such discontinuance has occurred.

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Any delay of trial run caused by such unfavourable weather condition shall operate to postpone the Delivery Date by the period of delay involved and such delay shall be deemed as a permissible delay in the delivery of the VESSEL.

3.	How Conducted

All expenses in connection with the trial run are to be for the account of the BUILDER and the BUILDER shall provide at its own expense the necessary crew to comply with conditions of safe navigation. The trial run shall be conducted in the manner prescribed in the Specifications, and shall prove fulfilment of the performance requirements for the trial run as set forth in the Specifications. The course of trial run shall be determined by the BUILDER.

Notwithstanding the foregoing, lubricating oils and greases necessary for the period of construction and the trial run of the VESSEL shall be supplied by the BUYER at the SHIPYARD prior to the time required and fuel oils shall be supplied by the BUILDER. The lubricating oils and greases supplied by the BUYER shall be in accordance with the Specifications and instruction of the BUILDER.

4.	Trial Condition

(a)

In addition to the supplies provided by the BUYER in accordance with Paragraph 3 of this Article, the BUILDER shall provide the VESSEL with the required quantity of sea and fresh water and others to bring the VESSEL to the trial condition for the BUILDER’s account.

(b)	The dry-docking prior to the trial run is not applied. However, the BUILDER may place the VESSEL in drydock prior to the trial run.

5.	Method of Acceptance or Rejection

(a)	Upon completion of the trial run, the BUILDER shall give the BUYER a notice by facsimile confirmed in writing of completion of the trial run, as and if

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the BUILDER considers that the results of the trial run indicate conformity of the VESSEL to this Contract and the Specifications. The BUYER shall, within three (3) banking days after receipt of such notice from the BUILDER, notify the BUILDER by facsimile of its acceptance or rejection of the VESSEL.

(b)

However, should the results of the trial run indicate that the VESSEL, or any part or equipment thereof, does not conform to the requirements of this Contract and/or the Specifications, and if there is no disagreement or argument among the BUILDER and the BUYER as to the non-conformity specified in the BUYER’s notice of rejection, then, the BUILDER shall take the necessary steps to correct such non-conformity. Upon completion of correction of such non-conformity, the BUILDER shall give the BUYER a notice thereof by facsimile confirmed in writing. The BUYER shall, within three (3) banking days after its receipt of such notice from the BUILDER, notify the BUILDER, of its acceptance or rejection of the VESSEL.

Notwithstanding the above, if the non-conformities are of minor importance and do not affect Class or, in the reasonable judgment of the BUYER, the operation of the VESSEL in its intended trade but the BUILDER is unable to rectify the matter within a reasonable time, the BUILDER shall nevertheless have the right to require the BUYER to take delivery of the Vessel, on condition that the BUILDER shall undertake to remedy the non-conformities for its own cost and expenses as soon as possible, whereupon the BUYER shall accept delivery of the Vessel.

(c)

In any event that the BUYER rejects the VESSEL, the BUYER shall indicate in its notice of rejection in what respect the VESSEL, or any part or equipment thereof does not conform to this Contract and/or the Specifications.

(d)

In the event that the BUYER fails to notify the BUILDER by facsimile confirmed in writing of the acceptance, or the rejection together with the reason therefor of the VESSEL within the period as provided in the above Sub-paragraph (a) or (b), the BUYER shall be deemed to have accepted the

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VESSEL.

(e)

Any dispute arising between the parties hereto as to the result of any trial run of the VESSEL, or relating to the BUYER’s rejection to take delivery of the VESSEL, shall be resolved in accordance with Article XIII. The decision of the arbitration shall be final and binding upon the both parties.

6.	Effect of Acceptance

Acceptance of the VESSEL as above provided shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned, and shall preclude the BUYER from refusing formal delivery of the VESSEL as hereinafter provided, if the BUILDER complies with all other procedural requirements for delivery as provided in Article VII hereof.

7.	Effect of Rejection

If the BUYER shall give a notice of rejection of the VESSEL in accordance with the Paragraph 5 of this Article VI, the BUILDER may within ten (10) days after receipt of such notice of rejection dispute the rejection in whole or in part. In the event the BUILDER gives such a written notice of dispute then:

(a)	The BUILDER and the BUYER shall negotiate in good faith to settle or adjust the matters so in dispute and, if within ten (10) days the matter cannot be resolved, then;

(b)

The BUILDER may elect to submit the matters for arbitration in accordance with the provisions of Article XIII hereof when all proper steps shall be taken by all concerned with a view to obtaining an award within sixty (60) days after the reference to arbitration.

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8.	Disposition of Surplus Consumable Stores

Lubricating oil and grease, in accordance with the applicable engine specifications, necessary for the operation of the VESSEL shall be supplied by the BUYER prior to the time of trial run and the BUILDER shall pay the cost of the quantity of lubricating oil and grease consumed during the trial runs and the contaminated lubricating oils, upon delivery of the VESSEL at the price as evidenced by the invoice issued by each supplier of the same. The consumption of lubricating oil and grease for the trial runs shall be calculated on the basis of the difference between the supplied amount and remaining amount including the same in pipe lines and in the systems. The contamination of the lubricating oils remained in various working systems for generators, Main Engine and stern tube after the BUILDER’s use shall be determined by the laboratory test of the oil samples taken from the respective systems. If the laboratory test would prove that the oils can not be further used, the oils shall be deemed as contaminated oils.

The BUILDER shall supply fuel oil for use during the trials. Any fuel oil, fresh water and other consumable stores purchased by the BUILDER for the trials and remaining on board the VESSEL after its acceptance by the BUYER shall be taken over by the BUYER at the original purchase price including value added tax if any, if paid by the BUILDER, provided the remained fuel oil is suitable for further use. Any payment by the BUYER shall be effected upon delivery of the VESSEL.

(End of Article)

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ARTICLE VII - DELIVERY

1.	Time and Place

The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD or another place mutually agreed on by the BUYER and the BUILDER which shall not be unreasonably withheld on or before                     , except that in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of this Contract permit postponement of the date for delivery, the aforementioned date for delivery of the VESSEL shall be postponed accordingly.

The aforementioned date, or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the “Delivery Date”.

2.	Notice

The BUILDER shall give an approximate notice to the BUYER of the expected date of delivery on or before thirty (30) days and twenty (20) days prior to the scheduled delivery date. A preliminary notice shall be given to the BUYER at least two (2) months prior to the scheduled delivery date.

3.	When and How Effected

Provided that the BUILDER and the BUYER shall have fulfilled all of its obligations stipulated under this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto to the other of the PROTOCOL OF DELIVERY AND ACCEPTANCE, acknowledging delivery of the VESSEL by the BUILDER and acceptance thereof by the BUYER, which protocol shall be prepared in duplicate and executed by each of the parties hereto.

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4.	Documents to be Delivered to the BUYER

Acceptance of the VESSEL by the BUYER shall be conditioned upon the BUILDER’s delivery of the following documents to the BUYER, which shall accompany the PROTOCOL OF DELIVERY AND ACCEPTANCE:

(a)	PROTOCOL OF TRIALS OF THE VESSEL made pursuant to the Specifications.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL, including spare parts and the like, all as specified in the Specifications.

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE referred to under Paragraph 7 of Article VI hereof, including the original purchase price thereof.

(d)

ALL CERTIFICATES including three (3) originals of the BUILDER’s CERTIFICATE (duly notarially attested if necessary) required to be furnished upon delivery of the VESSEL pursuant to this Contract and the Specifications. It is agreed that if, through no fault on the part of the BUILDER, the classification certificate and/or other certificates are not available at the time of delivery of the VESSEL, provisional certificates shall be accepted by the BUYER, provided that the BUILDER shall furnish the BUYER with the formal certificates as promptly as possible after such formal certificates have been issued.

(e)

DECLARATION OF WARRANTY of the BUILDER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’S title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Chinese governmental authorities, as well as of all liabilities of the BUILDER to its subcontractors, employees and crew, and of all liabilities arising from the operation of the VESSEL in trial runs, or otherwise, prior to delivery.

(f)	DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the

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Specifications.

(g)	COMMERCIAL INVOICE in triplicate, with main particulars of the VESSEL.

(h)	BILL OF SALE in three (3) originals, notarised by the BUILDER and legalised by the BUILDER and the Buyer’s cost, if required for the registration of the Vessel.

5.	Tender of the VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without any justifiable reason, the BUILDER shall have the right to tender delivery of the VESSEL after compliance with all procedural requirements as above provided.

6.	Title and Risk

Title to and risk of loss of the VESSEL shall pass to the BUYER from the BUILDER only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery is effected, title to and risk of loss of the VESSEL and her machinery and equipment shall be entirely in the BUILDER.

7.	Removal of the VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof, and shall remove the VESSEL from the mooring quay of the SHIPYARD or the place the VESSEL been delivered as soon as possible within three (3) days after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the mooring quay of the SHIPYARD within the aforesaid three (3) days, then, in such event, the BUYER shall pay to the BUILDER the reasonable mooring charges of the VESSEL.

(End of Article)

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ARTICLE VIII - DELAYS AND EXTENSION OF TIME FOR DELIVERY

(FORCE MAJEURE)

1.	Causes of Delay

If, at any time before the actual delivery, either the construction of the VESSEL or any performance required as a prerequisite of delivery of the VESSEL is delayed due to Acts of God; acts of princes or rulers; requirements of government authorities; war, other hostilities or preparations thereof; blockade; revolution, insurrections, mobilization, civil war, civil commotion or riots; sabotages, strikes, lockout or other labour disturbances labour shortage; plague or other epidemics; quarantines; flood, typhoons, hurricanes, storms or other weather conditions not included in normal planning; earthquakes; tidal waves; landslides; fires, explosions, collisions or strandings; embargoes; delays or failure in transportation; shortage of materials, machinery or equipment; import restrictions; inability to obtain delivery or delays in delivery of materials, machinery or equipment, provided that at the time of ordering the same could reasonably be expected by the BUILDER to be delivered in time; prolonged failure, shortage or restriction of electric current, oil or gas; defects in materials, machinery or equipment which could not have been detected by the BUILDER using reasonable care; casting or forging rejects or the like not due to negligence; delays caused by the Classification Society or other bodies whose documents are required; destruction of or damage to the SHIPYARD or works of the BUILDER, its subcontractors or suppliers, or of or to the VESSEL or any part thereof, by any causes herein described; delays in the BUILDER’s other commitments resulting from any causes herein described which in turn delay the construction of the VESSEL or the BUILDER’s performance under this Contract; other causes or accidents beyond control of the BUILDER, its subcontractors or supplies of the nature whether or not indicated by the foregoing words; all the foregoing irrespective of whether or not these events could be foreseen at the day of signing this Contract; then and in any such case, the Delivery Date shall be postponed for a period of time which shall not exceed the total accumulated time of all such delays.

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2.	Notice of Delays

As soon as practically possible, but not later than within ten (10) days from the date of occurrence of any cause of Delay, on account of which the BUILDER claims that it is entitled under this Contract to a postponement of the Delivery Date, the BUILDER shall notify the BUYER in writing or by facsimile together with supporting evidence of the date such cause of delay occurred. Likewise, within ten (10) days after the date of ending of such cause of Delay, the BUILDER shall notify the BUYER in writing or by facsimile of the date such cause of delay ended. The BUILDER shall also notify the BUYER of the period, by which the Delivery Date is postponed by reason of such cause of delay, with all reasonable despatch after it has been determined. Failure of the BUYER to object to the BUILDER’s claim for postponement of the Delivery Date within ten (10) days after receipt by the BUYER of such notice of claim shall be deemed to be a waiver by the BUYER of its right to object such postponement of the Delivery Date.

3.	Definition of Permissible Delays

Delays on account of such causes as specified in Paragraph 1 of this Article and other delays of a nature which under the terms of this Contract permits postponement of the Delivery Date shall be understood to be permissible delays and are to be distinguished from unauthorized delays on account of which the Contract Price is subject to adjustment as provided in Article III hereof.

4.	Right to Rescind for Excessive Delay

If the total accumulated time of all delays on account of causes specified in Paragraph 1 of this Article, excluding delays of a nature which under the terms of this Contract permit postponement of the Delivery Date, amounts to                      days or more, then, in such event, the BUYER may rescind this Contract in accordance with the provisions of Article X hereof. The BUILDER may, at any time after the accumulated time of the aforementioned delays justifying rescission by the BUYER, demand in writing that the BUYER shall make an

33

election, in which case the BUYER shall, within twenty (20) days after such demand is received by the BUYER, either notify the BUILDER of its intention to rescind this Contract, or consent to a postponement of the Delivery Date to a specific future date; it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying rescission as specified in this Article, the BUYER shall have the same right of rescission upon the same terms as hereinabove provided

(End of Article)

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ARTICLE IX - WARRANTY OF QUALITY

1.	Guarantee of Material, Workmanship

The BUILDER, for a period of                      from the date of delivery of the VESSEL to the BUYER, shall guarantee the VESSEL, its hull and machinery and all parts and equipment thereof including machinery appurtenances that are manufactured or furnished or supplied by the BUILDER and/or its sub-contractors under this Contract against all defects which are due to defective material, and/or poor workmanship of the BUILDER and/or its sub-contractors provided that such defects have not been caused by perils of the sea, rivers or navigation, or by normal wear and tear, fire, accident, incompetence, mismanagement, negligence or wilful neglect, or by alteration or addition by the BUYER.

The provisions set forth under this Article as to the Guarantee of the BUILDER shall not apply to any articles supplied by the BUYER.

2.	Notice of Defects

The BUYER shall notify the BUILDER in writing, or by facsimile confirmed in writing of any defects for which claim is made under this guarantee as promptly as possible after discovery thereof. The BUYER’s written notice shall describe the nature of the defect and the extent of the damage caused thereby. The BUILDER shall have no obligation for any defects discovered prior to the expiry date of the said                      period, unless notice of such defects is received by the BUILDER not later than seven (7) days after such expiry date.

3.	Remedy of Defects

(a)

The BUILDER shall remedy, at its expense, any defect against which the VESSEL or any part of equipment thereof is guaranteed under this Article by repairing or replacing the defective parts in the SHIPYARD.

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(b)

Such repairs or replacement will be made at the SHIPYARD unless the VESSEL cannot be practically brought there. However, if it is impractical for the BUYER to bring the VESSEL to the SHIPYARD and if it is likewise impractical for the BUILDER to forward replacements for the defective parts so as to avoid impairment and delay to the VESSEL’s operation or working, then, in such event, the BUYER may cause the necessary repairs or replacements to be made at any shipyard or works other than the SHIPYARD at the discretion of the BUYER, provided, however, that the BUYER shall give the BUILDER notice in writing or facsimile confirmed in writing of the time and place such repairs will be made, if the VESSEL is not thereby delayed or her operation or working is not thereby impaired, the BUILDER shall have the right to verify by its own representative the nature and extent of the defects complained of. The BUILDER, in such cases, shall promptly advise the BUYER by facsimile, after such impartial verification has been completed, of its acceptance or rejection of the defect as one that is subject to the Guarantee herein provided. Upon receipt by the BUYER of the BUILDER’S facsimile acceptance of the defect as one justifying remedy under this Article, the BUYER may cause necessary repairs or replacements to be made and the BUILDER shall pay to the BUYER for such repairs or replacements a sum equal to the same cost of making such repairs and/or replacements in the SHIPYARD in United States Dollars within thirty (30) days after receipt by the BUILDER from the BUYER of repair invoices.

(c)

In the event it is necessary to forward the replacement for the defective parts under the BUILDER’s Guarantee, the BUILDER shall forward the same to the agent designated by the BUYER at Cost, Insurance and Freight by sea. However, if such replacement(s) is/are indispensably essential to and urgently required for the seaworthiness of the VESSEL, the BUILDER shall forward the same to the agent designated by the BUYER at Cost, Insurance and Freight by airfreight. Seafreight and/or airfreight thereby incurred are for account of the BUILDER, but such replacement shall be taken to the Vessel and installed at the BUYER’s cost.

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(d)	In any case, the VESSEL shall be taken at the BUYER’s cost and responsibility to the place elected, ready in all respects for such repairs or replacements.

(e)

All disputes in this connection, including any disputes arising on the question of cost or upon the rejection by the BUILDER, upon impartial verification of the defects as aforesaid and all other disputes connected with or arising upon the discovery by the BUYER of the defects which cannot be amicably settled between the BUYER and the BUILDER shall be referred to the Classification Society. However, if the decision of the Classification Society is not acceptable to either or both parties, such disputes shall be then referred to arbitration as provided in ARTICLE XIII of this Contract.

4.	Extent of BUILDER’s Liability

The BUILDER shall be under no obligation with respect to defects discovered after the expiration of the period of guarantee specified above. The BUILDER shall be liable to the BUYER for the defects specified in Paragraph 1 of this ARTICLE provided that such liability of the BUILDER shall be limited to damage occasioned within the guarantee period specified in Paragraph 1 above. The BUILDER shall however be under no obligation for any remote and/or consequential damages occasioned by any defect or for any loss of time in operating or repairing the VESSEL, or both, caused by any defect.

The BUILDER shall not be obliged to repair, or be liable for, damages to the VESSEL, or any part or equipment thereof, which after acceptance of the VESSEL by the BUYER are caused by other than the defects of the nature specified in Paragraph 1 above, nor shall there be any BUILDER’s liability hereunder for defects in the VESSEL, or any part or equipment thereof, caused by fire or accidents at sea or elsewhere subsequent to acceptance of the VESSEL by the BUYER, or mismanagement, accident, negligence, or wilful neglect on the part of the BUYER, its employees or agents, or of any persons other than employees, agents or sub-contractors of the BUILDER, on or doing work on, the VESSEL, including the VESSEL’s officers, crew and passengers.

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Likewise, the BUILDER shall not be liable for defects in the VESSEL, or any part or equipment thereof, which arc due to repairs, which were made by others than the BUILDER at the direction of the BUYER. Should the facsimile advice of defects in guarantee period be noticed by the BUYER to the BUILDER, notwithstanding the nature of such defects being in compliance with the Specifications described in Paragraph 1 of the Article as guarantee item or not, the BUILDER shall take active measures to assist the BUYER to remedy the defects.

The guarantee contained as hereinabove in the Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, customary, statutory or otherwise, applying to the construction and sale of the VESSEL by the BUILDER for and to the BUYER.

(End of Article)

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ARTICLE X - RESCISSION OF THE CONTRACT

1.	Notice

The payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the BUILDER. In the event that the BUYER shall exercise its right of rescission of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the BUILDER in writing or by facsimile and such rescission shall be effective as of the date notice thereof is received by the BUILDER.

2.	Refund by the BUILDER

In case the BUILDER receives the notice stipulated in Paragraph 1 of this Article, the BUILDER shall refund to the BUYER the full amount of all sums paid by the BUYER to the BUILDER on account of the VESSEL within Seven (7) days after the date of the notice as provided in paragraph 1 of this Article hereof together with interest if any and with, if appropriate, an amount equal to the original purchase prices of the BUYER’s supplied material as evidenced by the invoice issued by the each supplier of the same including lubricating oil, grease and fuel oil, if any, which are purchased by the BUYER to the VESSEL, except those items which are able to return to the BUYER as they are, unless the BUILDER proceeds to the arbitration under the provisions of Article XIII hereof.

In such event, the BUILDER shall pay the BUYER interest at the rate of six percent (6%) per annum on the amount required herein to be refunded to the BUYER, computed from the respective dates on which such sums were paid by the BUYER to the BUILDER to the date of remittance by telegraphic transfer of such refund with interest to the BUYER by the BUILDER, provided, however, that if the said rescission by the BUYER is made under the provisions of Paragraph 4 of Article VIII hereof, then in such event the BUILDER shall not be required to pay the BUYER any interest.

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3.	Discharge of Obligations

Upon such refund by the BUILDER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged and the BUYER shall have no right to claim any further damages whatsoever in respect of any breach or alleged breach of this Contract

4.	Refundment Guarantee

As a condition precedent to the payment of the first instalment and as a security for refund of instalments paid prior to delivery of the VESSEL, the BUILDER shall provide the BUYER before the receipt by the BUILDER of the first instalment with a Refundment Guarantee issued in the form as per Annex A and furnished by the bank nominated by the BUILDER and accepted by the BUYER prior to signing this Contract, in favour of the BUYER.

If the BUILDER is required to provide a substitute Refundment Guarantee as stipulated in Sub-clause (3) of Clause 5 of Article XI, the BUYER is entitled to withhold the instalment which become due during this period until the BUILDER provide the substitute Refundment Guarantee.

All the expenses in issuing and maintaining the letter of guarantee described in this Paragraph shall be borne by the BUILDER.

(End of Article)

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ARTICLE XI – BUYER AND BUILDER’S DEFAULT

1.	Definition of the BUYER’s Default

The BUYER shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

(a)	If the BUYER fails to pay any of the First, Second, Third and Forth Instalments to the BUILDER after such Instalment becomes due and payable under the provision of Article II hereof; or

(b)	If the BUYER fails to pay the Fifth Instalment to the BUILDER concurrently with the delivery of the VESSEL by the BUILDER to the BUYER as provided in Article II hereof; or

(c)	If the BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the BUILDER under the provisions of Article VII hereof.

(d)

If BUYER or guarantee company who issue Performance Guarantee in the form as per Annex B (hereinafter called “Guarantor”) becomes bankrupt or insolvent under any applicable laws, or if an administrator, receiver or similar officer is appointed for or in relation to BUYER or Guarantor or all or any of its assets, or if BUYER or Guarantor enters into any special arrangement or composition with its creditors with a view to restructuring its debts or liabilities, or if any moratorium is applied for or declared in respect of BUYER or Guarantor, or if BUYER or Guarantor seeks protection from any of its creditors; or if the BUYER or the Guarantor is dissolved, liquidated, rehabilitated or ceases to be registered as a company.

2.	Interest and Charge

If the BUYER is in default of payment as to any Instalment as provided in Paragraph 1 (a) and (b) of this Article, the BUYER shall pay interest on such

41

Instalments at the rate of six percent (6%) per annum from the due date thereof to the date of payment to the BUILDER of the full amount including interest; in case the BUYER shall fail to take delivery of the VESSEL as provided in Paragraph 1 (c) of this Article, the BUYER shall be deemed to be in default of payment of the Fourth Instalment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the BUILDER.

In any event of default by the BUYER, the BUYER shall also pay all charges and expenses incurred by the BUILDER which are caused by such default.

The payment of interest shall be made simultaneously with the payment of the principal by telegraphic transfer in the manner as provided for in Paragraph 5, Article II of this Contract.

3.	Effect of Default

(a)	If any default by the BUYER occurs as provided hereinbefore, the Delivery Date shall be automatically postponed for a period of continuance of such default by the BUYER.

(b)

If any such default by the BUYER continues for a period of fifteen (15) banking days, the BUILDER may, at its option, rescind this Contract by giving notice of such effect to the BUYER by facsimile confirmed in writing. Upon receipt by the BUYER of such notice of rescission, this Contract shall forthwith become null and void, and any lien, interest or property right that the BUYER may have in and to the VESSEL or to any part or equipment thereof and to any material or part acquired for construction of the VESSEL but not yet utilized for such purpose, shall forthwith cease, and the VESSEL and all parts and equipment thereof shall become the sole property of the BUILDER.

In the event of such rescission of this Contract, the BUILDER shall be entitled to retain any Instalment or Instalments theretofore paid by the BUYER to the

42

BUILDER on account of this Contract.

4.	Sale of the VESSEL

(a)

In the event of rescission of this Contract as above provided, the BUILDER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the BUILDER thinks fit without being answerable for any loss or damage.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of the sale received by the BUILDER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER’s default, and then to payment of all unpaid Instalments of the Contract Price and interest on such Instalments at the rate of six percent (6%) per annum from the respective due dates thereof to the date of application.

(c)

In the event of sale of the VESSEL in its incompleted state, the proceeds of sale received by the BUILDER shall be applied firstly to all expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL less the Instalments so retained by the BUILDER and compensation to the BUILDER for reasonable loss of profit due to the rescission of this Contract.

(d)

In either of the above events of sale, if the proceeds of sale exceeds the total amount to which such proceeds are to be applied as aforesaid, the BUILDER shall promptly pay the excess to the BUYER without interest, provided, however, that the amount of such payment to the BUYER shall in no event exceed the total amount of Instalments already paid by the BUYER and the cost of the BUYER’s Supplies, if any.

If the proceeds of sale are insufficient to pay such total amounts payable as

43

aforesaid, the BUYER shall promptly pay the deficiency to the BUILDER upon request.

5.	Definition of the BUILDER’s Default

The BUILDER shall be deemed to be in default under this Contract in the following cases:

(1)

If BUILDER becomes bankrupt or insolvent under any applicable laws, or if an administrator, receiver or similar officer is appointed for or in relation to BUILDER or all or any of its assets, or if BUILDER enters into any special arrangement or composition with its creditors with a view to restructuring its debts or liabilities, or if any moratorium is applied for or declared in respect of BUILDER, or if BUILDER seeks protection from any of its creditors; or if the BUILDER is dissolved, liquidated, rehabilitated or ceases to be registered as a company in the People’s Republic of China.

(2)	If the Refundment Guarantee is not issued within days from the later of which (a) the date of this CONTRACT and (b) receipt the necessary information for issue Refundment Guarantee from the BUYER.

(3)

If the BUILDER fails to provide a substitute Refundment Guarantee issued by a first class Chinese bank within                     days upon request by the BUYER in writing, in case the bank who issue Refundment Guarantee in the form as per Annex A (hereinafter called “RG BANK”) is in the following conditions: if becomes bankrupt or insolvent under any applicable laws, or if an administrator, receiver or similar officer is appointed for or in relation to RG BANK or all or any of its assets, or if RG BANK enters into any special arrangement or composition with its creditors with a view to restructuring its debts or liabilities, or if any moratorium is applied for or declared in respect of RG BANK, or if RG BANK seeks protection from any of its creditors; or if the RG BANK is dissolved, liquidated, rehabilitated or ceases to be registered as a company in the People’s Republic of China.

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In such event, the BUYER may rescind this Contract at any time thereafter and the provisions of Article X shall apply.

(End of Article)

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ARTICLE XII - INSURANCE

1.	Extent of Insurance Coverage

From the time of keel-laying of the VESSEL until the same is completed, delivered to and accepted by the BUYER, the BUILDER shall at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the SHIPYARD for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’s Supplies, fully insured with Chinese prime insurance companies under coverage corresponding to “Institute Clause for BUILDER’s Risks”.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payment made by the BUYER to the BUILDER including the value of the BUYER’s Supplies.

The policy referred to hereinabove shall be taken out in the name of the BUILDER and all proceeds under such policy shall be payable to the BUILDER.

One copy of the BUILDER’s risk insurance shall be delivered to the BUYER, if required by the BUYER.

Notwithstanding anything to the contrary in this Contract, if the BUILDER has made valid tender of delivery of the VESSEL, the cost of any insurance placed on the VESSEL from the time of valid tender, as defined in Paragraph 5 Article VII, until the time of actual delivery thereof shall be for the account of the BUYER.

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2.	Application of Recovered Amount

(a)	Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the BUILDER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society and also to the satisfaction of the Representative without additional expense to the BUYER, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and the Specifications.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the BUILDER shall by the mutual agreement between the parties hereto, either:

i)

Proceed in accordance with the terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction of the VESSEL’s damage, provided the parties hereto shall have first agreed in writing as to such reasonable postponement of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

ii)

Refund immediately to the BUYER the amount of all instalments paid to the BUILDER under this Contract without any interest, whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

If the parties hereto fail to reach such agreement within two (2) months after the VESSEL is determined to be an actual or constructive total loss, the

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provisions of Sub-paragraph b) ii) as above shall be applied.

3.	Termination of the BUILDER’s obligation to insure

The BUILDER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery and acceptance thereof by the BUYER.

(End of Article)

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ARTICLE XIII - DISPUTES AND ARBITRATION

1.	Proceedings

Any dispute arising under or by virtue of this Contract shall be referred to arbitration in London and such arbitration shall take place according to English Law. The award of the arbitrator shall be final and binding upon parties hereto.

The arbitration shall be referred to a single arbitrator to be appointed by the parties hereto.

If the parties cannot agree upon the appointment of the single arbitrator within four (4) weeks after one of the parties has given notice to the other party notifying that the other party to refer the dispute to arbitration, the dispute shall be settled by three arbitrators, each party appointing one arbitrator, the third being appointed by the London Maritime Arbitrators Association. If either of the appointed arbitrators refuses or is incapable of acting, the party who appointed him shall appoint a new arbitrator in his place.

If one party fails to appoint an arbitrator — either originally or by way of substitution – for two (2) weeks after the other party having appointed its arbitrator, has served the party making default with notice to make the appointment, the London Maritime Arbitrators Association shall, after application from the party having appointed its arbitrator, also appoint an arbitrator on behalf of the party making default. The award of the arbitration made by the sole arbitrator or by the majority of the three arbitrators as the case may be shall be final, conclusive and binding upon the parties hereto.

Notwithstanding the preceding provisions of this Paragraph, it is agreed that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, its machinery or equipment, or concerning the quality of materials or workmanship thereof or thereon during the construction and the warranty period, such dispute will be referred to the Classification

49

Society upon mutual agreement of the parties hereto as far as the Classification Society agrees to determine such dispute. The decision of the Classification Society shall be final and binding upon the parties hereto.

2.	Notice of Award

The award shall immediately be given to the parties hereto in writing or by facsimile.

3.	Expenses

The Arbitration Board shall determine which party shall bear the expenses of the arbitration or the portion of such expenses which each party shall bear.

4.	Entry in Court

Enforcement upon the award may be entered in any court having jurisdiction thereof.

5.	Alteration of Delivery of the VESSEL

In the event of the arbitration of any dispute or differences arising or occurring prior to delivery to, or acceptance by the BUYER of the VESSEL, the award by the arbitrator shall include a finding as to whether or not the contractual delivery date of the VESSEL should, as a result of such dispute, be in any altered thereby.

(End of Article)

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ARTICLE XIV - RIGHTS OF ASSIGNMENT

Neither of the parties hereto shall assign this Contract to a third party unless prior consent of the other party is given in writing, such consent not to be unreasonably withheld. The BUILDER shall not refuse to give such consent if BUYER wishes to assign all of its rights under this Contract to a single assignee (acting as trustee or otherwise) by way of security for any loan provided to BUYER by any one or more banks or other financial institutions to finance its purchase of the VESSEL hereunder. Without prejudice to the foregoing, no assignment of BUYER’s rights under this Contract shall be binding upon BUILDER unless notice thereof is given to BUILDER.

In case of an assignment, the assignor shall remain liable under this Contract.

This Contract shall enure to the benefit of and shall be binding upon the lawful successors or the legitimate assigns of either of parties hereto.

(End of Article)

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ARTICLE XV - TAXES AND DUTIES

The BUILDER shall only bear and pay all taxes and duties imposed in the People’s Republic of China in connection with execution and/or performance of this Contract, excluding any taxes and duties imposed in the People’s Republic of China upon the BUYER’s Supplies described in the Specifications.

(End of Article)

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ARTICLE XVI - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1.	Patents, Trademarks and Copyrights

Machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers.

The BUILDER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including costs and expenses of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof.

The BUILDER’s warranty herein does not extend to the BUYER’s Supplies.

2.	General Plans, Specifications and Working Drawings

The BUILDER retains all rights with respect to the Specifications, and plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the VESSEL and the BUYER undertakes therefore not to disclose the same or divulge any information contained therein to any third parties, without the prior written consent of the BUILDER, excepting where it is necessary for usual operation, repair and maintenance of the VESSEL or for enforcing its rights under this Contract.

(End of Article)

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ARTICLE XVII - BUYER’s SUPPLIES

1.	Responsibility of the BUYER

(a)

The BUYER shall, at its own risk, cost and expense, supply and deliver to the SHIPYARD all of the items to be furnished by the BUYER as specified in the Specifications (herein called throughout this Contract the “BUYER’s Supplies”) at the warehouse or other storage of the SHIPYARD in the proper condition ready for installation in or on the VESSEL, in accordance with the time schedule designated by the BUILDER.

(b)

In order to facilitate installation by the BUILDER of the BUYER’s Supplies in or on the VESSEL, the BUYER shall furnish the BUILDER with necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates required by the rules and regulations. The BUYER, if so requested by the BUILDER, shall, without any charge to the BUILDER, cause the representatives of the manufacturers of the BUYER’s Supplies to assist the BUILDER in installation thereof in or on the VESSEL and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the SHIPYARD.

(c)

Any and all of the BUYER’s Supplies shall be subject to the BUILDER’s reasonable right of rejection, as and if they are found to be unsuitable or in improper condition for installation. However, if so requested by the BUYER, the BUILDER shall repair or adjust the BUYER’s Supplies without prejudice to the BUILDER’s other rights hereunder and without being responsible for any consequences therefrom. In such case, the BUYER shall reimburse the BUILDER for all costs and expenses incurred by the BUILDER in such repair or adjustment and the Delivery Date shall be postponed for a period of time necessary for such repair or replacement, if the BUILDER requests.

(d)	Should the BUYER fail to deliver any of the BUYER’s Supplies within the time designated by the BUILDER, the Delivery Date shall be automatically

54

extended for a period of such delay in delivery, provided that such delay in delivery shall affect delivery of the VESSEL. In such event, the BUYER shall be responsible and pay to the BUILDER for all losses and damages incurred by the BUILDER by reason of such delay in delivery of the BUYER’s Supplies and such payment shall be made upon delivery of the VESSEL.

If delay in delivery of any of the BUYER’s Supplies exceeds thirty (30) days, then, the BUILDER shall be entitled to proceed with construction of the VESSEL without installation thereof in or on the VESSEL, without prejudice to the BUILDER’s other rights as hereinabove provided, and the BUYER shall accept and take delivery of the VESSEL so constructed.

2.	Responsibility of the BUILDER

The BUILDER shall be responsible for storing and handling with reasonable care of the BUYER’s Supplies after delivery thereof at the SHIPYARD, and shall at its own cost and expense, install them in or on the VESSEL, unless otherwise provided herein or agreed by the parties hereto, provided, always, that the BUILDER shall not be responsible for quality, efficiency and/or performance of any of the BUYER’s Supplies and is under no obligation with respect to guarantee of such equipment against any defects caused by poor quality, performance and /or efficiency of the BUYER’s supplies.

(End of Article)

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ARTICLE XVIII - NOTICE AND CORRESPONDENCE

1.	Address

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER:

To the BUILDER:	DALIAN COSCO KHI SHIP ENGINEERING CO., LTD. No. 20 Haiyun Road, Lushun Economic Development Zone, Dalian, Liaoning, The People’s Republic of China

2.	Language

Any and all notices and communications in connection with this Contract shall be written in English Language.

(End of Article)

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ARTICLE XIX - EFFECTIVE DATE OF CONTRACT

This Contract shall become effective as from the date of execution hereof by both the BUYER and the BUILDER.

(End of Article)

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ARTICLE XX - INTERPRETATION

1.	Laws Applicable

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part hereof shall be governed by the laws of England.

2.	Discrepancies

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied permit an interpretation inconsistent with any provisions of this Contract, then in each and every such event, the applicable provisions of this Contract shall prevail and govern. The Specifications and plan are also intended to explain each other, and anything shown on the plan and not stipulated in the Specifications or stipulated in the Specifications and not shown on the plan shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and plan, the Specifications shall prevail and govern.

3.	Entire Agreement

This Contract contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this Contract.

4.	Other

All the dates and times shown in this Contract shall be construed as based on the China Standard time.

(End of Article)

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ARTICLE XXI - CONFIDENTIALITY

Without prejudice to Article XVI - 2, this Contract, especially the Contract Price, is confidential between the parties and its terms and conditions may not be divulged except as necessary in the performance of the Contract to the third parties in a business relationship such as financial sources, government agencies, vendors and in connection with any arbitration of this Contract.

(End of Article)

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EXHIBIT A

REFUNDMENT GUARANTEE

To:

Date: (Date)

Re: Our irrevocable Refundment Guarantee No.XXXXX

At the request of DALIAN COSCO KHI SHIP ENGINEERING CO., LTD., a company having its registered office at No. 1 Shunda Road, Lushun Economic Development Zone, Dalian, Liaoning, the People’s Republic of China (hereinafter called the “Builder”) and in consideration of your agreement to pay to the Builder the instalments before delivery of the vessel under and in accordance with the shipbuilding contract (hereinafter as amended, supplemented or novated called the “Contract”) concluded by and between you and the Builder dated                  for the construction of one a 61,000 DWT Type Motor Bulk Carrier having Builder’s Hull No.              (hereinafter called the “Vessel”), we,                     , hereby issue our irrevocable Letter of Guarantee number XXXXXX in favour of                     , at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (hereinafter called the “Buyer”), and we hereby irrevocably guarantee, as primary obligor and not merely as surety the repayment, to you by the Builder of an amount of up to but not exceeding but not exceeding United States Dollars                     , representing the first instalment of the contract price for United States Dollars                     , the second instalment of the contract price for United States Dollars                     , the third instalment of the contract price for United States Dollars                      and the forth instalment of the contract price for United States Dollars                      to be paid to the Builder under the Contract prior to the delivery of the Vessel, if and when

60

the same or any part thereof becomes repayable to you from the Builder in accordance with the terms (including but not limited to Article X or Article XII2(b)) of the Contract. Should the Builder fail to make such repayment, we shall pay to you forthwith, upon your first demand in United States Dollars by telegraphic transfer, without any withholding taxes or deductions, within seven (7) banking days after our receipt of the Buyer’s first written demand through authenticated SWIFT message, together with interest at the rate of zero percent (0%) in the case of the Contract being cancelled by reason of permissible delays or total loss, and at six percent (6%) per annum pro rata in other cases, calculated from the date following the date of receipt of the said instalment by the Builder to the date of remittance by telegraphic transfer of such refund to the Buyer. Should any withholding tax or deduction be applicable we hereby undertake to gross up the amount payable under this Letter of Guarantee so that you will receive the amount you would have received had it not been for such withholding tax or deduction.

It is a condition for any claim and the payment of an Instalment under this Letter of Guarantee that the said Instalment must have first been paid by you to the account number                      at                     .

In case any refund is made to you by the Builder or by us under this Letter of Guarantee, our liability hereunder shall be automatically reduced by the amount of such refund.

This Letter of Guarantee is a continuing obligation and shall remain valid notwithstanding any supplement, amendment, changes or modification of the Contract, specifications or plans including without limitation the delivery date or any instalment date. Furthermore our liability under this Letter of Guarantee shall be unaffected by any obligation of the Builder becoming or being void or unenforceable by defect in or want of its powers or by the fact that the Builder applies for or consents to the appointment of a receiver, trustee or liquidator, is adjudicated insolvent, applies to the courts for protection from its creditors, whether as part of a rehabilitation procedure or otherwise, file a voluntary petition in bankruptcy or take advantage of any procedures of similar effect.

Notwithstanding the provisions hereinabove, in the event that before or within seven (7) banking days of the date of your demand to us referred to above we receive notification from you or the Builder stating that there is any dispute between you and the Builder in relation to: (1) whether the Builder shall be liable to repay the instalment or instalments

61

paid by you and (2) consequently whether you shall have the right to demand payment from us, and such dispute is submitted either by the Builder or by you for arbitration in accordance with Article XIII of the Contract, we shall be entitled to withhold and defer payment until the arbitration award is published. We shall not be obligated to make any payment to you unless the arbitration award orders the Builder to make repayment. We shall immediately upon receipt of your demand for payment of the sum and a copy of the final award in the Arbitration refund to you to the extent the arbitration award orders but not exceeding the aggregate amount of this Letter of Guarantee plus the interest described above.

This Letter of Guarantee shall become effective from the date of its issuance. The amount under this Letter of Guarantee shall in no event exceed the total amount actually paid by you to the Builder, together with interest calculated, as described above at zero percent (0%) or six percent (6%) per annum pro rata, as the case may be for the period commencing with the date of receipt by the Builder of the instalments to the date of repayment thereof.

The expiry date of this Letter of Guarantee shall be the earliest of:

(i) The date on which the Vessel has been delivered to and accepted by the Buyer in accordance with the terms of the Contract, evidenced by a protocol of delivery and acceptance delivered to us, or

(ii) The date on which refund has been made by the Builder or ourselves and received by the Buyer or the assignee entitled to receive it; or

(iii)

however, in the event that we have been notified of an arbitration between you and Builder as set out above before the expiry date, then the validity of this Letter of Guarantee shall be automatically further extended until payment is made either by the Builder or us under this Letter of Guarantee in accordance with the published final and non-appealable arbitration award, which orders the Builder to make a payment. Should the published final and non-appealable arbitration award state that no payment whatsoever is due to the Buyer then this Letter of Guarantee shall expire within thirtieth (30th) calendar day after the publication of the award. Upon expiry date, this Letter of Guarantee shall become null and void whether it will actually be returned to our counter or not.

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The benefit of this Letter of Guarantee is assignable to the bank of the Buyer or financial institution providing finance to assist in the construction of the vessel or any other company in the same group as you. Written notice by the Buyer of any such assignment should be given to us via SWIFT and we agree to acknowledge such notice via SWIFT. However, the right to make a claim under this Letter of Guarantee shall remain with the Buyer and cannot be assigned.

We hereby represent and warrant that we have the corporate power and authority to issue and perform this Letter of Guarantee and we also shall take all steps necessary to maintain the validity and enforceability of this Letter of Guarantee including but not limited to the completion of registration of this Letter of Guarantee with State Administration of Foreign Exchange (‘SAFE’) as required under the laws of the People’s Republic of China. We undertake to confirm to you of such registration by SWIFT within sixty (60) days from the date of this Letter of Guarantee. We further confirm that we have obtained the necessary authorization and approval from the SAFE and from all other relevant governmental agencies of the People’s Republic of China to issue this Letter of Guarantee and to transfer funds out of the People’s Republic of China to you and we will take all necessary steps to maintain all above authorizations throughout the validity period of this Letter of Guarantee.

This Letter of Guarantee shall be governed by and construed in accordance with the laws of England and any dispute arising out of or in connection with this Letter of Guarantee shall be referred to arbitration in London. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

Very truly yours,

For and on behalf of

                                 (Name of the Signer)

(Title) of The Export-Import Bank of China Dalian Branch

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EXHIBIT B

PERFORMANCE GUARANTEE

To: DALIAN COSCO KHI SHIP ENGINEERING CO., LTD.

No.1 Shunda Road, Lushun Economic Development Zone, Dalian, Liaoning Province, the People’s Republic of China

In consideration of your entering into a Shipbuilding Contract for a 61,000-DWT type motor bulk carrier identified as your Hull No.              dated                     , the undersigned corporation (hereinafter called the “GUARANTOR”), hereby as primary obligor and not merely as a surety, unconditionally and irrevocably guarantee the due and punctual performance by                      (hereinafter called the “Buyer”) of all its obligations to you under the aforesaid Shipbuilding Contract and any supplement, amendment, change or modification hereafter made thereto (hereinafter referred to as “the Shipbuilding Contract”).

If and whenever the BUYER shall be in default in the payment of any amount due and payable under the terms of the Shipbuilding Contract, the GUARANTOR shall, forthwith upon receipt of notice to that effect from you which notice shall be conclusive evidence of the amount due from the GUARANTOR for all purpose of this Guarantee, immediately pay to you in the manner prescribed in the Shipbuilding Contract the money in regard to which such default has been made. If and whenever the BUYER shall be otherwise in default, the GUARANTOR shall, forthwith upon receipt of notice to that effect from you which notice shall be also conclusive evidence of the BUYER’s default as such, perform the BUYER’s obligation in its place in the manner prescribed in this Shipbuilding Contract.

This Guarantee is subject to the non-exclusive jurisdiction of the English courts. The construction and interpretation of this Guarantee shall be governed by English law.

For and on behalf of

Name:

Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed the day and year first above written.

BUYER:	BUILDER:

DALIAN COSCO KHI SHIP

ENGINEERING CO., LTD.

Name :	Name :
Title :	Title :

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